UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016

CARDCONNECT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36846	46-5380892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Continental Drive, Suite 300, King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 581-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations.

CardConnect Corp. (the “Company”) will be holding its 2016 annual meeting of stockholders (the “2016 Annual Meeting”) on October 28, 2016. The record date, time and location of the 2016 Annual Meeting will be set forth in the Company’s proxy statement for the 2016 Annual Meeting.

Proposals to be included in the Company’s proxy statement for the 2016 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, must be received by the Company on or before September 23, 2016, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Shareholders must deliver the proposals or nominations to the Company’s Corporate Secretary at the following address: CardConnect Corp., 100 Continental Drive, Suite 300, King of Prussia, PA 19406, Attn: Charles Bernicker. Any such proposal must also meet the requirements set forth in the rules and regulations of the SEC to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s second amended and restated bylaws (the “Bylaws”), stockholders who wish to bring business before the 2016 Annual Meeting outside of Rule 14a-8 under the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Bylaws) is received by the Company’s Secretary, William J. Haynes II, at the address specified above, no later than the close of business on September 19, 2016.  Any such proposal must meet the requirements set forth in the Bylaws to be brought before the 2016 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDCONNECT CORP.

Dated: September 9, 2016	By:	/s/ Jeffrey Shanahan
	Name:	Jeffrey Shanahan
	Title:	Chief Executive Officer and President

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